Exhibit 10.17

Loan No. RX0886-S3(A)

AMENDED AND RESTATED PROMISSORY NOTE

WARWICK VALLEY TELEPHONE COMPANY

$10,000,000	Dated: October 31, 2012

FOR VALUE RECEIVED, the undersigned promises to pay to COBANK, ACB (“Payee”), or its order, at the times and in the manner set forth in that certain Amended and Restated Master Loan Agreement, dated as of even date herewith (as it may be amended, modified, supplemented, extended or restated from time to time, the “MLA”), and in that certain Amended and Restated Third Supplement to the Amended and Restated Master Loan Agreement, dated as of even date herewith, by and between the undersigned and Payee (as it may be amended, modified, supplemented, extended or restated from time to time, the “Third Supplement”; the MLA and the Third Supplement, collectively, the “Loan Agreement”), the principal sum of TEN MILLION DOLLARS AND 00/100 ($10,000,000) or such lesser amount as may be advanced hereunder from time to time, together with interest on the unpaid principal balance hereof at the rate or rates provided for in the Loan Agreement.

This Amended and Restated Promissory Note is given for one or more advances to be made by the Payee to the undersigned pursuant to the Loan Agreement, all of the terms and provisions of which (including, without limitation, provisions regarding acceleration of the maturity hereof and application of default interest and of a surcharge to payments hereunder) are hereby incorporated by reference.  The total of such advances may exceed the face amount of this Amended and Restated Promissory Note, but the unpaid principal balance shall not at any time exceed such face amount.  Advances, accrued interest, and payments shall be posted by the Payee upon an appropriate accounting record, which record (and all computer printouts thereof) shall constitute prima facie evidence of the outstanding principal and interest on the advances.  Any amount of principal hereof which is not paid when due, whether at stated maturity, by acceleration or otherwise, shall bear interest from the date when due until said principal amount is paid in full, payable on demand, at a rate per annum set forth in Section 11(D) of the MLA.

The makers or endorsers hereof hereby waive presentment for payment, demand, protest, and notice of dishonor and nonpayment of this Amended and Restated Promissory Note, and all defenses on the ground of delay or of any extension of time for the payment hereof which may be hereafter given by the holder or holders hereof to them or to anyone who has assumed the payment of this Amended and Restated Promissory Note, and it is specifically agreed that the obligations of said makers or endorsers shall not be in anywise affected or altered to the prejudice of the holder or holders hereof by reason of the assumption of payment of the same by any other person or entity.

Should this Amended and Restated Promissory Note be placed in the hands of an attorney for collection or the services of any attorney become necessary in connection with enforcing its provisions, the undersigned agrees to pay reasonable attorneys’ fees, together with all costs and expenses incident thereto, to the extent allowed by law.  Except to the extent governed by applicable federal law, this Amended and Restated Promissory Note shall be governed by and construed in accordance with the laws of the State of Colorado, without reference to choice of law doctrine.  Whenever possible each provision of this Amended and Restated Promissory Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Amended and Restated Promissory Note shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Amended and Restated Promissory Note.  Whenever in this Amended and Restated Promissory Note reference is made to the Payee or the undersigned, such reference shall be deemed to include, as applicable, a reference to their respective successors and assigns.  The provisions of this Amended and Restated Promissory Note shall be binding upon and shall inure to the benefit of such successors and assigns.  The undersigned’s successors and assigns shall include, without limitation, a receiver, trustee or debtor in possession of or for the undersigned.

This Amended and Restated Promissory Note amends, restates, replaces and supercedes that certain Promissory Note dated as of August 2, 2012 by the undersigned in favor of the Payee (the “Original Note”) and evidences borrowings under the Original Note whether made before, on or after the date of this Amended and Restated Promissory Note.  The outstanding principal balance of the Original Note as of the date hereof is $9,094,816.63.  The execution and delivery of this Amended and Restated Promissory Note does not constitute payment, cancellation, satisfaction, discharge, release, extinguishment or a novation of indebtedness arising under the Original Note and outstanding at the date hereof, which indebtedness as evidenced by the Original Note shall continue in existence and the terms of which shall be, from and after the date hereof, governed by the terms and conditions of this Amended and Restated Promissory Note which amends and restates the Original Note.

IN WITNESS WHEREOF, the Borrower has caused this Amended and Restated Promissory Note to be executed and delivered by its duly authorized officer as of the date first shown above.

WARWICK VALLEY TELEPHONE
COMPANY

By:	/s/ Brian H. Callahan
Brian H. Callahan
Chief Financial Officer

[Signature Page to Amended and Restated Promissory Note — Loan No. RX0886-S3(A)]